Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, as of May 6, 2005, hereby constitutes and appoints Alan W. Schoenbart and Ron Lipstein and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in his name, place and stead, individually and in each capacity stated below, one or more amendments (including without limitation post-effective amendments) to this registration statement, any related Rule 462(b) registration statement and any other documents related thereto, to file the same (and any exhibit thereto) with the Commission and to take any other action to effect the registration under the Securities Act of 1933 of common stock of the registrant subject thereto, as the attorney-in-fact acting in the premises deems appropriate as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, acting severally, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Steven Katz, Ph.D.	Chairman, Board of Directors

Steven Katz, Ph.D.

/s/ Dr. Mark Eisenberg	Director

Dr. Mark Eisenberg

/s/ Steven Lilien	Director

Steven Lilien, Ph.D.

/s/ Allen Schiff	Director

Allen I. Schiff, Ph.D.

/s/ Gregory Brown	Director

Gregory B. Brown, M.D.